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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 3, 2003 relating to the financial statements and financial statement schedule of QUALCOMM Incorporated, which appears in QUALCOMM Incorporated's Annual Report on Form 10-K for the year ended September 28, 2003.

PricewaterhouseCoopers LLP

San Diego, California
July 23, 2004